Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Yayi International Inc. on Form S-1 of our reports dated February 15, 2010 and June 29, 2010 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
October 27, 2010